UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2017

O’REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2017, the Board of Directors (the “Board”) of O’Reilly Automotive, Inc. (the “Company”) increased the size of the Board from nine to 11 members and appointed Mr. Greg L. Henslee and Ms. Dana Perlman to fill the two vacancies for a term expiring at the 2018 Annual Meeting of Shareholders. Ms. Perlman, who joins the Board as an independent director, will serve on the Board’s Audit Committee.

Mr. Henslee, age 56, has served as the Company’s Chief Executive Officer since 2005 and has been an O’Reilly Team Member for 33 years. Mr. Henslee’s O’Reilly career began as a Parts Specialist and progressed through the roles of Assistant Store Manager, District Manager, Computer Operations Manager, Director of Computer Operations and Loss Prevention, Vice President of Store Operations, Senior Vice President, President of Merchandise, Distribution, Information Systems and Loss Prevention, Chief Executive Officer and Co-President, and Chief Executive Officer and President. As announced on February 7, 2017, in conjunction with the promotions of Greg D. Johnson and Jeff M. Shaw to the positions of Co-Presidents of the Company, Mr. Henslee stepped out of the President role but continues in the position of Chief Executive Officer. Mr. Henslee was appointed to the Board because, among his other qualifications, he possesses over 35 years of experience in the automotive aftermarket industry and 33 years of experience and expertise in the Company’s operations, strategic planning and leadership development, as well as holds leadership positions on various automotive aftermarket industry organizations and associations.

Ms. Perlman, age 37, has served as Senior Vice President, Treasurer, Business Development and Investor Relations of PVH Corp. (NYSE: PVH) (“PVH”) since 2011, where she oversees the management of accounts receivable, treasury services and capital markets, corporate communications, investor relations and crisis communications. Ms. Perlman also is responsible for business development at PVH, where she assists in corporate strategy, acquisitions and strategic projects. Prior to joining PVH, Ms. Perlman served as Director of Retail Investment Banking at Barclays Capital. Prior to her role at Barclays Capital, Ms. Perlman held positions with Lehman Brothers and Credit Suisse First Boston. Ms. Perlman earned a Bachelor’s Degree in Business Administration from The University of Michigan Ross School of Business. Ms. Perlman was appointed to the Board because, among her other qualifications, she possesses over 15 years of experience and expertise in the global retail industry and the areas of finance, investment banking, business development, acquisitions, risk management and investor communications.

Mr. Henslee will not receive any fees for his service on the Board. Ms. Perlman will receive a pro-rated annual fee and restricted share award, as well as fees for attending Board and committee meetings, consistent with the compensation of independent directors described in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders.

There are no arrangements or understandings between Mr. Henslee or Ms. Perlman and any other person pursuant to which Mr. Henslee or Ms. Perlman were selected as directors.  Ms. Perlman is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  As previously disclosed in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders, the Company leases certain land and buildings related to O’Reilly Auto Parts stores under operating lease agreements with certain related parties.  Amounts paid by the Company to Mr. Henslee through December 31, 2016, under two fifteen-year lease agreements were included in the amount paid to related parties previously disclosed.  Between January 1, 2017, and October 31, 2017, the Company has paid a total of $105,665 to Mr. Henslee under such lease agreements.

The Company expects current Board members Charles H. O’Reilly Jr. and Paul R. Lederer to retire from the Board at the 2018 Annual Meeting of Shareholders, consistent with the Board’s mandatory retirement age policy. The Board intends to return the size of the Board to nine members promptly following Messrs. O’Reilly and Lederer’s retirements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated November 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)